POWER OF ATTORNEY

The undersigned, W. Whitney George, a Director of Royce Global Value Trust, Inc. (the “Fund”), hereby authorizes Charles M. Royce, John E. Denneen and John D. Diederich, or any of them, as attorney in fact, to sign on his behalf, individually and in the capacity stated below, any amendments to the Registration Statement on Form N-14 of the Fund initially filed on March 16, 2011 (File No. 333-172858) (including post effective amendments) and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 8th day of May, 2013.

Signature	Title

/s/ W. Whitney George	Director
W. Whitney George